Exhibit 99.3
FORM OF LETTER TO BROKERS AND OTHER NOMINEE HOLDERS
SYNALLOY CORPORATION
Subscription Rights to Purchase Shares of Common Stock
Offered Pursuant to Subscription Rights
Distributed to Stockholders
of Synalloy Corporation
November 30, 2021
To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:
This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Synalloy Corporation, a Delaware corporation (“we,” “us,” “our,” or the “Company”), pursuant to which non-transferable subscription rights (“Subscription Rights”) will be distributed to all stockholders of record (the “Record Holders”) of shares of our common stock, par value $1.00 per share (“Common Stock”), as of 5:00 p.m., Eastern Time, on November 29, 2021 (the “Record Date”). The Subscription Rights and Common Stock are described in the Company’s prospectus supplement dated November 30, 2021 (the “Prospectus Supplement” and together with the base supplement dated April 19, 2019, the “Prospectus”).
In the Rights Offering, we are distributing at no charge to the holders of our Common Stock on the Record Date, non-transferable Subscription Rights to purchase up to 785,103 shares of our Common Stock, as described in the Prospectus Supplement.
The Subscription Rights will expire if not exercised prior to 5:00 p.m., Eastern Time, on December 16, 2021 (the “Expiration Date”).
As described in the Prospectus Supplement, each beneficial owner of shares of Common Stock registered in your name or the name of your nominee is entitled to one Subscription Right for each share of Common Stock owned by such beneficial owner as of 5:00 p.m., Eastern Time, on the Record Date. Each Subscription Right will entitle the holder thereof to purchase 0.083768 shares of Common Stock (the “Basic Subscription Right”) at the subscription price of $12.75 per whole share (the “Subscription Price”). For example, if a Record Holder owned 1,000 shares of Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, it would be granted Subscription Rights to purchase an aggregate of 83 shares of Common Stock (rounded down to the nearest whole share, with the total subscription payment being adjusted accordingly, as discussed below) at the Subscription Price per share. After the completion of the Rights Offering, any excess subscription amounts paid by a subscriber will be returned to the subscriber, without interest or deduction, as soon as practicable.
In the event that a Record Holder purchases all of the shares of Common Stock available to it pursuant to its Basic Subscription Right, the Record Holder may also exercise an oversubscription privilege (the “Oversubscription Privilege”) to purchase a portion of any shares of Common Stock that are not purchased by other Record Holders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”), subject to the availability and pro rata allocation of the Unsubscribed Shares among all persons exercising the Oversubscription Privilege. To the extent the Unsubscribed Shares are not sufficient to satisfy all proper exercises of the Oversubscription Privilege, then the Unsubscribed Shares will be prorated among those who properly exercised the Oversubscription Privilege based on the number of shares each person subscribed for under the Basic Subscription Right. If this pro rata allocation results in any person receiving a greater number of Unsubscribed Shares than the person subscribed for pursuant to the exercise of the Oversubscription Privilege, then such person will be allocated only that number of Unsubscribed Shares for which the person oversubscribed, and the remaining Unsubscribed Shares will be allocated among all other persons exercising the Oversubscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Unsubscribed Shares have been allocated or all exercises of the Oversubscription Privilege have been fulfilled, whichever occurs earlier.

Each Record Holder will be required to submit payment in full for all the shares it wishes to buy with its Oversubscription Privilege. Because we will not know the total number of Unsubscribed Shares prior to the Expiration Date, if Record Holder wishes to maximize the number of shares Record Holder may purchase pursuant to its Oversubscription Privilege, the Record Holder will need to deliver payment in an amount equal to the aggregate Initial Price for the maximum number of shares of Common Stock available to Record Holder and desired to be purchased, assuming that no stockholders other than the Record Holder has purchased any shares of Common Stock pursuant to the Basic Subscription Right and Oversubscription Privilege. The Company will eliminate fractional shares of Common Stock resulting from the exercise of the Oversubscription Privilege by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by American Stock Transfer & Trust Company, LLC (the “Subscription Agent”) will be returned, without interest or deduction, as soon as practicable.
The Company can provide no assurances that each Record Holder will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of its Oversubscription Privilege in full at the expiration of the Rights Offering. The Company will not be able to satisfy its exercise of the Oversubscription Privilege if all of our Record Holders exercise their Basic Subscription Rights in full, and we will only honor an Oversubscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of Subscription Rights under the Basic Subscription Rights.
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To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to Record Holder pursuant to the Oversubscription Privilege is less than the amount Record Holder actually paid in connection with the exercise of the Oversubscription Privilege, Record Holder will be allocated only the number of Unsubscribed Shares available to Record Holder as soon as practicable after the Expiration Date, and the Record Holder’s excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

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To the extent the amount Record Holder actually paid in connection with the exercise of the Oversubscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to Record Holder pursuant to the Oversubscription Privilege, Record Holder will be allocated the number of Unsubscribed Shares for which the Record Holder actually paid in connection with the Oversubscription Privilege. If upon the Expiration Date a lesser number of shares of Common Stock is allotted to a subscriber under the Oversubscription Privilege than the subscriber has tendered payment for, the Subscription Agent shall remit the difference to the subscriber without interest or deduction. See “The Rights Offering—Subscription Rights— Oversubscription Privilege” in the Prospectus Supplement.

The Subscription Rights will be evidenced by a Non-Transferable Subscription Rights Certificate (the “Rights Certificate”) registered in the Record Holder’s name or its nominee and will cease to have any value at the Expiration Date.
We are asking persons who hold shares of Common Stock beneficially and who have received the Subscription Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of Common Stock directly and prefer to have such institutions effect transactions relating to the Subscription Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, we are asking beneficial owners who wish to obtain a separate Rights Certificate to contact the appropriate nominee as soon as possible and request that a separate Rights Certificate be issued.
All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent and Saratoga Proxy Consulting, LLC (the “Information Agent”), incurred in connection with the exercise of the Subscription Rights will be for the account of the holder of the Subscription Rights, and none of such commissions, fees or expenses will be paid by the Company, the Subscription Agent or the Information Agent.

Enclosed are copies of the following documents:
1.	Prospectus;
2.	Instructions as to Use of Synalloy Corporation Non-Transferable Subscription Rights Certificates;
3.	A form of letter which may be sent to your clients for whose accounts you hold shares of our Common Stock registered in your name or the name of your nominee;
4.	Beneficial Owner Election;
5.	Nominee Holder Certification; and
6.	A return envelope addressed to American Stock Transfer & Trust Company, LLC, the Subscription Agent.
Your prompt action is requested. To exercise the Subscription Rights, as indicated in the Prospectus Supplement, you should deliver to the Subscription Agent the properly completed and signed Rights Certificate with payment of the Subscription Price in full for each share of Common Stock subscribed for. The Subscription Agent must receive the Rights Certificate with payment of the Subscription Price prior to the Expiration Date. Once a Record Holder has exercised its Subscription Right, such exercise may not be revoked, even if the Record Holder later learns information that it considers to be unfavorable to the exercise of its Subscription Rights.
Additional copies of the enclosed materials may be obtained from Saratoga Proxy Consulting, LLC, the Information Agent for the Rights Offering, by calling (888) 368-0379 (toll-free). Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.
Very truly yours,

Synalloy Corporation